                                                             EXHIBIT NO. 99.1(b)

                               MFS SERIES TRUST X

                              MFS GEMINI U.K. FUND

     Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Gemini U.K. Fund, a series of the Trust, has been terminated.

     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of February 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


LAWRENCE H. COHN
------------------------------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA 02467


DAVID H. GUNNING
------------------------------------
David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH 44106


WILLIAM R. GUTOW
------------------------------------
William R. Gutow
3 Rue Dulac
Dallas TX 75230


MICHAEL HEGARTY
------------------------------------
Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor NY 10510


J. ATWOOD IVES
------------------------------------
J. Atwood Ives
17 West Cedar Street
Boston MA 02108


AMY B. LANE
------------------------------------
Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL 33455


LAWRENCE T. PERERA
------------------------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA 02116


J. DALE SHERRATT
------------------------------------
J. Dale Sherratt
86 Farm Road
Sherborn MA 01770


ELAINE R. SMITH
------------------------------------
Elaine R. Smith
75 Scotch Pine Road
Weston MA 02493